Exhibit 10.8(b)

EXECUTION COPY

CONSENT AND SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 15, 2007, among Addus HealthCare, Inc., an Illinois corporation (“Borrower”), the other persons signatory hereto as “Loan Parties”, FREEPORT FINANCIAL LLC, a Delaware limited liability company (“Agent”) and the Lenders signatory hereto. Terms not defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined).

RECITALS

A. Borrower, the Loan Parties, the Lenders signatory thereto and Agent are party to that certain Credit Agreement dated as of September 19, 2006 (as amended by that certain Consent and First Amendment to Credit Agreement dated as of July 29, 2007 and as further amended, restated or otherwise modified including by this Amendment, the “Credit Agreement”).

B. Borrower, the Loan Parties, the Lenders and Agent are entering into this Amendment in connection with (I) the acquisition (the “Silver State Acquisition”) by the Borrower or a wholly-owned Subsidiary of the Borrower of substantially all of the assets of Silver State Personal Care, Inc., a Nevada corporation (“Silver State”) for an aggregate purchase price not to exceed $2,000,000, (II) the increase of the Revolving Loan Commitment by $5,000,000, (III) the increase of the Term Loan Commitment by $17,500,000 (the “Term Loan Commitment Increase”), under which an initial advance in the amount of $5,000,000 will be made on the Second Amendment Effective Date (the “Second Amendment Term Loan Commitment Increase”) and multiple subsequent advances in the aggregate amount of $12,500,000 (such amount, the “Delayed Draw Term Loan Commitment Increase”) are proposed to be made on certain Delayed Draw Dates (as defined in the Credit Agreement) and (IV) the continuation of the existing Term Loans (of which $42,200,000 in aggregate principal amount remains outstanding as of the Second Amendment Effective Date before giving effect to the Second Amendment).

C. Agent, Lenders and the Loan Parties are willing to enter into this Amendment upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2. Consent. Agent and the Lenders hereby consent to the Borrower or a wholly-owned Subsidiary of Borrower (i) entering into agreements, instruments and other documents for the purpose of consummating the Silver State Acquisition in each case on terms and conditions satisfactory to the Agent (the “Silver State Acquisition Documents”, it being agreed that the forms of such agreements, instruments and other documents provided to the Agent on October 12, 2007 are satisfactory to the Agent); and (ii) consummating the Silver State Acquisition on the Second Amendment Effective Date for an aggregate purchase price not to exceed $1,500,000 paid in cash on the closing date thereof pursuant to the terms of the Silver State Acquisition Documents, plus a deferred purchase price in an amount not to exceed $500,000 paid to Silver State pursuant to the Silver State Note; provided that such deferred purchase price shall not be paid in the event that any Default or Event of Default under any of Sections 7.1 or 8.1(a) of the Credit Agreement has occurred and is continuing or would result therefrom or the Borrower does not have the minimum Borrowing Availability required by Section 6.17 of the Credit Agreement after giving effect to such payment.

Section 3. Amendment to the Credit Agreement. As of the Second Amendment Effective Date, the Credit Agreement is hereby amended as follows:

3.1. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions thereto:

Delayed Draw Date has the meaning set forth in Section 2.1(a).

Delayed Draw Term Loan Commitment means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of the Delayed Draw Term Loans (as set forth on Annex A to the Second Amendment or in the most recent Assignment Agreement, if any, executed by such Lender) in the maximum aggregate amount not to exceed the Delayed Draw Term Loan Commitment Increase and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Delayed Draw Term Loans in the maximum aggregate amount not to exceed the Delayed Draw Term Loan Commitment Increase, in each case as reduced by Term Loans made on any Delayed Draw Date or otherwise as reduced pursuant hereto.

Delayed Draw Term Loan Commitment Increase has the meaning set forth in the Recitals to the Second Amendment.

Delayed Draw Term Loans has the meaning set forth in Section 2.1(a).

Original Term Loans has the meaning set forth in Section 2.1(a).

Second Amendment means that certain Consent and Second Amendment to Credit Agreement dated as of October 15, 2007 among the Loan Parties, Agent and the Lenders.

Second Amendment Effective Date has the meaning set forth in the Second Amendment.

Second Amendment Reaffirmation of Collateral Documents means the Consent and Reaffirmation (Second Amendment) dated as of October 15, 2007 of the Loan Parties signatory thereto, in respect of the Collateral Documents.

Second Amendment Term Loan Commitment means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of the Second Amendment Term Loans (as set forth on Annex A to the Second Amendment or in the most recent Assignment Agreement, if any, executed by such Lender) in the maximum aggregate amount not to exceed the Second Amendment Term Loan Commitment Increase, and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Second Amendment Term Loans.

Second Amendment Term Loan Commitment Increase has the meaning set forth in the Second Amendment.

Second Amendment Term Loans has the meaning set forth in Section 2.1(a).

Silver State has the meaning set forth in the Recitals to the Second Amendment.

Silver State Acquisition has the meaning set forth in the Recitals to the Second Amendment.

Silver State Acquisition Documents has the meaning set forth in Section 2 of the Second Amendment.

Silver State Note means that certain 8% Junior Subordinated Promissory Note by Borrower payable to Silver State in the original principal amount of $500,000.

3.2. Section 1.1 of the Credit Agreement is further amended by amending and restating the proviso at the end of the definition of “EBITDA” to read as follows:

“provided, that, notwithstanding anything to the contrary contained herein, for each of the Fiscal Quarters listed below, EBITDA shall be deemed to be the amount set forth below opposite such corresponding period:

Period	EBITDA
December 31, 2006	$4,024,457
March 31, 2007	$3,224,724
June 30, 2007	$3,340,717

Provided, further, that for any period that includes the month of July, August or September of 2007, EBITDA shall, without duplication, be increased with respect to the assets acquired in connection with the Silver State Acquisition by an amount equal to $63,000 for each such month.”

3.3. Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of “Fixed Charge Coverage Ratio” to read as follows:

“Fixed Charge Coverage Ratio” means for any measuring period the ratio of (x) (i) EBITDA less (ii) Capital Expenditures, other than the portion thereof funded by third party financing and less (iii) the sum of all federal, state and local income taxes and franchise taxes (excluding (1) provisions for taxes in respect of gains on the sale of assets, and extraordinary and non-recurring gains and (2), for purposes of calculating the “Fixed Charge Coverage Ratio” for any measuring period that includes the months of March, April, June, September and December of Fiscal Year 2007, $1,400,000 for March, 2007 and $400,000 for each of April, 2007, June, 2007, September, 2007 and December, 2007) paid in cash (net of any credit for such taxes), to (y) Fixed Charges.”

3.4. Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of “McKesson Add-Back” to read as follows:

“McKesson Add-Back means an amount equal to the expenses booked by the Borrower and its Subsidiaries with respect to McKesson system implementation services from and after the Closing Date in an amount not to exceed $1,000,000.”

3.5. Section 1.1 of the Credit Agreement is further amended by deleting the definition of “Revolving Loan Commitment” and replacing it with the following new definition:

“Revolving Loan Commitment means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of Revolving Credit Advances or incur its Pro Rata Share of Letter of Credit Obligations as set forth on Annex A or in the most recent Assignment Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Seventeen Million Five Hundred Thousand Dollars ($17,500,000) on the Second Amendment Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.”

3.6. Section 1.1 of the Credit Agreement is further amended by adding the following new sentence to the definition of “Term Loan Commitment” immediately at the end thereof:

“The Term Loan Commitment shall include each Lender’s Delayed Draw Term Loan Commitment and the Second Amendment Term Loan Commitment which, together with the Term Loans outstanding immediately prior to giving effect to the Second Amendment collectively equal $59,700,000.”

3.7. Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following new Section 2.1(a):

“Term Loans. (i) On the Closing Date, each Term Lender funded its Pro Rata Share to Borrower of $45,000,000 (the “Original Term Loans”). On the Second Amendment Effective Date, Original Term Loans remain outstanding in the principal amount of $42,200,000.

(ii) On the Second Amendment Effective Date, each Lender shall make available funds equal to its Pro Rata Share of the aggregate Second Amendment Term Loan Commitment in immediately available funds to the Agent (such loans the “Second Amendment Term Loans”).

The Second Amendment Term Loan Commitment shall expire concurrently with the making of the related Term Loans on the Second Amendment Effective Date. Borrower covenants and agrees that it shall use the proceeds of the Second Amendment Term Loans advanced on the Second Amendment Effective Date solely to reduce outstanding Revolving Loans, fund its purchase price obligations in respect of the Silver State Acquisition and for fees and expenses incurred in connection with the closing of the transactions contemplated by the Silver State Acquisition Documents and the Second Amendment.

(iii) On each Delayed Draw Date, subject to the terms and conditions in clause (iv) of this Section 2.1(a) below, each Lender shall make available funds equal to its Pro Rata Share of the Delayed Draw Term Loan Commitment to be drawn on such date in immediately available funds to the Agent (the Loans made on each such date “Delayed Draw Term Loans” and, collectively with the Second Amendment Term Loans and Original Term Loans, collectively, the “Term Loans”). Each borrowing of a Delayed Draw Term Loan shall be in an aggregate minimum amount of $2,500,000 and integral multiples of $500,000 in excess of that amount. The Delayed Draw Term Loan Commitment shall expire on the earlier of (i) the date the Delayed Draw Term Loan Commitment is permanently reduced to zero, (ii) the date of the termination of the Commitments pursuant to Section 8.3 and (iii) the date that is nine (9) months after the Second Amendment Effective Date, and any portion of the Delayed Draw Term Loan Commitment unused by the Borrower as of such date shall be automatically terminated. Borrower covenants and agrees that it shall use the proceeds of the Delayed Draw Term Loans (i) to fund Acquisitions consented to by the Requisite Lenders, (ii) to pay fees and expenses incurred in connection with such Acquisition and any amendment to the Credit Agreement in connection therewith and (iii) contemporaneously with the funding of any Acquisition consented to by the Requisite Lenders, to provide additional working capital for the Borrower in connection with such Acquisition.

(iv) The obligation of each Lender to make Loans in respect of its Delayed Draw Term Loan Commitment is, in addition to the conditions precedent specified in Section 3.2 hereof, subject to the conditions precedent that (i) the Agent shall have received all of the following, each duly executed and dated as of the date of funding of the Delayed Draw Term Loan requested by the Borrower (or such earlier date as shall be satisfactory to the Agent), as applicable, in form and substance satisfactory to the Agent and (ii) as applicable, each of the following statements shall be true and correct as of such date (each such date on which all such conditions precedent have been satisfied or waived in writing by the Agent is called a “Delayed Draw Date” and, collectively, all such dates shall be the “Delayed Draw Dates”):

(a) Acquisition Agreements. The Borrower shall have received the consent of the Requisite Lenders to the Acquisition to be funded by a Delayed Draw Term Loan on the Delayed Draw Date and the Lenders shall have received the acquisition agreement and all other material agreements, instruments and documents executed in connection with any such Acquisition to be consummated on such Delayed Draw Date (including without limitation all schedules and exhibits to the relevant acquisition agreement) in each case in form and substance satisfactory to them. Concurrently with the funding of the Term Loans on such Delayed Draw Date, any such Acquisition shall have been consummated in accordance with the terms of such acquisition agreement in all material respects and in compliance with applicable law and regulatory approvals.

(b) Covenant Compliance. After giving pro forma effect to the Acquisition to be funded on and the incurrence of the Delayed Draw Term Loan on such date, Borrower is in compliance with each of the covenants set forth in Section 7.1.

(c) Letter of Direction. Agent shall have received a duly executed letter of direction from Borrower addressed to Agent, on behalf of itself and the Lenders directing the disbursement of the proceeds of the Delayed Draw Term Loans on the applicable Delayed Draw Date.

(d) Opinions of Counsel. Opinions of counsel for each Loan Party, including local counsel reasonably requested by the Agent.

(e) Insurance. Evidence of the existence of insurance required to be maintained pursuant to the Credit Agreement, together with evidence that the Agent has been named as a lender’s loss payee and an additional insured on all related insurance policies.

(f) Closing Certificate. A certificate executed by an officer of the Borrower on behalf of the Loan Parties certifying the matters set forth as conditions to the Delayed Draw Date.

(g) Consents, etc. Certified copies of all documents evidencing any necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of the Acquisition to be funded on the Delayed Draw Date.

(h) Filings, Registrations and Recordings. The Agent shall have received each document (including Uniform Commercial Code financing statements) required by Section 5.7(c) of the Credit Agreement as may be necessary or desirable in order to create in favor of the Agent, for the benefit of the Lenders, a perfected Lien on the Collateral acquired in connection with such any such Acquisition described therein, prior to any other Liens (subject only to Permitted Encumbrances).

(i) Other. Such other documents as the Agent or any Lender may reasonably request.

(v) Borrower shall repay the Term Loans through periodic payments on the dates and in the amounts indicated below (“Scheduled Installments”), and in any event the entire remaining principal balance shall be repaid on the Commitment Termination Date.

Term Loan

Date	Scheduled Installment
December 31, 2007	$1,100,000

March 31, 2008	$1,100,000

June 30, 2008	$1,100,000

September 30, 2008	$1,100,000

December 31, 2008	$1,475,000

March 31, 2009	$1,475,000

June 30, 2009	$1,475,000

September 30, 2009	$1,475,000

December 31, 2009	$1,850,000

March 31, 2010	$1,850,000

June 30, 2010	$1,850,000

September 30, 2010	$1,850,000

December 31, 2010	$2,225,000

March 31, 2011	$2,225,000

June 30, 2011	$2,225,000

September 19, 2011	$22,825,000 or the outstanding principal balance of Term Loans outstanding on such date

The above scheduled installment amounts shall be increased in the manner set forth on Annex B to the Second Amendment to the extent any Delayed Draw Term Loans are funded. The final installment payment shall in all events equal the entire remaining principal balance of the Term Loan (including any remaining principal balance of such Delayed Draw Term Loans). Amounts borrowed under this Section 2.1(a) and repaid may not be reborrowed.

At the request of the applicable Lender, the Term Loans shall be evidenced by promissory notes substantially in the form of Exhibit 2.1(a) (as amended, modified, extended, substituted or replaced from time to time, each a “Term Note” and, collectively, the “Term Notes”), and Borrower shall execute and deliver a Term Note to each such Term Lender. Each Term Note shall represent the obligation of Borrower to pay the amount of the applicable Term Lender’s Term Loan Commitment, together with interest thereon.”

3.8. Section 2.2(a) of the Credit Agreement is hereby amended by deleting the grid therein and replacing it with the following new grid:

Level of Applicable Margin	Leverage Ratio	Applicable Term Loan Index Margin	Applicable Term Loan LIBOR Margin
Level I	> 4.00 to 1.00	3.50%	4.50%

Level II	> 2.50 to 1.00, and < 4.00 to 1.00	3.00%	4.00%

Level III	< 2.50 to 1.00	2.50%	3.50%

3.9. Section 2.3(a) of the Credit Agreement is hereby deleted and replaced with the following new Section 2.3(a):

“Fee Letter. Borrower shall pay to Freeport, individually, the Fees specified in that certain fee letter dated as of October 15, 2007 (the “Freeport Fee Letter”), at the times specified for payment therein.”

3.10. A new Section 2.3(f) is hereby added to the Credit Agreement to read as follows:

“Unused Delayed Draw Line Fee. As additional compensation for each Term Lender with a Delayed Draw Term Loan Commitment, Borrower shall pay to Agent, for the benefit of each such Lender, in arrears, on the first Business Day of each month prior to the Delayed Draw Term Loan Commitment Termination Date and on such date, a fee for each such month or other period for Borrower’s non-use of available funds under the Delayed Draw Term Loan Commitment in an amount equal to one half of one percent (0.50%) per annum multiplied by the unused amount of such Lender’s Delayed Draw Term Loan Commitment during such month or other period.”

3.11. Section 5.12 of the Credit Agreement is hereby amended by adding the following new paragraph (c) thereto:

“(c) Following the Second Amendment Effective Date, the Borrower shall use its commercially reasonable efforts to promptly complete the transfer of the healthcare provider numbers from SuCasa Personal Care, LLC and Desert PCA of Nevada, LLC (each, a “New Provider Number”) to one of the Loan Parties and upon receipt of a New Provider Number shall notify the Agent of receipt of same and if permitted by applicable law, (i) shall transfer all patients who were previously patients of Silver State (the “Silver State Patients”) to such New Provider Number within sixty (60) days of receipt of such New Provider Number and (ii) shall retire the healthcare provider number acquired in connection with the Silver State Acquisition within such sixty (60) day period and cease to use it in the operations of the Borrower and its Subsidiaries, unless as otherwise required by applicable law. Notwithstanding the foregoing, in the event that Borrower determines that it is not permitted by applicable law to effect the transfer of the Silver State Patients to a New Provider Number, Borrower and its Subsidiaries shall promptly notify Agent and shall immediately apply for a new healthcare provider number from the appropriate Governmental Authority and shall transfer the Silver State Patients to such new healthcare provider number within sixty (60) days of receipt of such new healthcare provider number.”

3.12. Section 6.1 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (l) thereof, deleting the “.” at the end of clause (m) thereof and replacing it with “; and” and by adding the following new clause (n):

“(n) Indebtedness in respect of the Silver State Note.”

3.13. Section 6.3 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (l) thereof, deleting the “.” at the end of clause (m) thereof and replacing it with “; and” and by adding the following new clause (n):

“(n) Borrower or a wholly-owned Subsidiary of Borrower may consummate the Silver State Acquisition as of the Second Amendment Effective Date pursuant to the Silver State Acquisition Documents.”

3.14. Clause (d) of Section 6.6 of the Credit Agreement is hereby amended by deleting the “and” before clause (ii) thereof and adding the following new language immediately at the end thereof:

“and (iii) Borrower or a wholly-owned Subsidiary of Borrower may consummate the Silver State Acquisition on the Second Amendment Effective Date pursuant to the Silver State Acquisition Documents and all applicable law, provided that the Silver State Acquisition Documents shall be in full force and effect and provided further that the Agent shall have received a complete copy of the fully executed Silver State Acquisition Documents, certified by the Borrower as being true, complete and correct.”

3.15. Section 6.16 of the Credit Agreement is amended and restated in its entirety to read as follows:

“None of the Loan Parties shall change or amend the terms of the Acquisition Note, Silver State Note or SuCasa Note if such change or amendment would be adverse in any material respect to the rights or interests of the Loan Parties, the Agent or the Lenders.”

3.16. A new Section 6.17 is hereby added to the Credit Agreement to read as follows:

“6.17 Payments of Deferred Purchase Price. None of the Loan Parties shall make any payment of deferred purchase price (including with respect to any earnout or other Indebtedness) with respect to any Acquisition entered into on or after the Second Amendment Effective Date if, after giving effect to such payment, the Borrower would have less than $2,500,000 of Borrowing Availability.”

3.17. Section 7.1(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

“Minimum Fixed Charge Coverage Ratio. Holdings and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-Fiscal Month period then ended, of not less than the following:

1.20:1:00 for the Fiscal Quarter ending September 30, 2007

1.20:1:00 for the Fiscal Quarter ending December 31, 2007

1.15:1:00 for the Fiscal Quarter ending March 31, 2008

1.15:1:00 for the Fiscal Quarter ending June 30, 2008

1.10:1:00 for the Fiscal Quarter ending September 30, 2008

1.10:1:00 for the Fiscal Quarter ending December 31, 2008

1.10:1:00 for the Fiscal Quarter ending March 31, 2009

1.10:1:00 for the Fiscal Quarter ending June 30, 2009

1.10:1:00 for each Fiscal Quarter ending thereafter

3.18. Section 7.1(d) of the Credit Agreement is amended and restated in its entirety to read as follows:

“Maximum Leverage Ratio. Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-Fiscal Month period then ended, of not more than the following:

4.25:1.00 for the Fiscal Quarter ending September 30, 2007;

4.25:1.00 for the Fiscal Quarter ending December 31, 2007;

4.25:1.00 for the Fiscal Quarter ending March 31, 2008;

4.25:1.00 for the Fiscal Quarter ending June 30, 2008;

4.00:1.00 for the Fiscal Quarter ending September 30, 2008;

4.00:1.00 for the Fiscal Quarter ending December 31, 2008;

3.75:1.00 for the Fiscal Quarter ending March 31, 2009;

3.75:1.00 for the Fiscal Quarter ending June 30, 2009;

3.50:1.00 for the Fiscal Quarter ending September 30, 2009;

3.50:1.00 for the Fiscal Quarter ending December 31, 2009;

3.25:1.00 for the Fiscal Quarter ending March 31, 2010;

3.25:1.00 for the Fiscal Quarter ending June 30, 2010;

3.00:1.00 for the Fiscal Quarter ending September 30, 2010;

3.00:1.00 for the Fiscal Quarter ending December 31, 2010; and

2.75 for each Fiscal Quarter ending thereafter.”

3.19. Annex A of the Credit Agreement is amended and restated in its entirety to read in the manner set forth as Annex C to this Amendment.

Section 4. Representations and Warranties. To induce Agent and Lenders to execute this Amendment, each Loan Party hereby represents and warrants to Agent and Lenders as follows:

(a) the execution, delivery and performance of each of this Amendment and the Silver State Acquisition Documents have been duly authorized by all requisite action of each Loan Party thereto, and each of this Amendment and the Silver State Acquisition Documents constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity; and

(b) each of the representations and warranties in the Credit Agreement are true and correct in all material respects with the same effect as though made on and as of the date hereof (except, in each case, to the extent stated to relate to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date) and no Event of Default or Default exists thereunder or would exist after giving effect to this Amendment or the Silver State Acquisition.

Section 5. Conditions Precedent. This Amendment shall be effective as of the date first set forth above, subject to the satisfaction of the following conditions precedent (the date of such satisfaction being the “Second Amendment Effective Date”):

5.1. Execution and Delivery. Borrower, each of the other Loan Parties, Agent, each Lender with a Second Amendment Term Loan Commitment, each Lender with a Delayed Draw Term Loan Commitment, each Lender whose Revolving Loan Commitment is being increased as of the Second Amendment Effective Date and the Requisite Lenders shall have executed and delivered this Agreement; the Borrower shall have executed and delivered an Officers Certificate in the form of Exhibit A attached hereto; and each Loan Party shall have executed and delivered the Consent and Reaffirmation in the form of Exhibit B attached hereto.

5.2. Financial Status. As of the Second Amendment Effective Date after giving effect to the incurrence on the Second Amendment Effective Date to the payment of all related costs and expenses incurred in connection with the Silver State Acquisition and this Amendment, (a) the Leverage Ratio shall not exceed 3.90 to 1.00, (b) not more than $6,500,000 in the aggregate of Revolving Loans and Letter of Credit Obligations shall be outstanding, and (c) Borrowing Availability shall be at least $6,000,000.

5.3. Due Diligence. Agent, Lenders and their counsel and advisors shall have completed their legal, accounting and financial due diligence review (including, without limitation, lien searches on Silver State) of Silver State and the Silver State Acquisition, the results of which review shall be reasonably satisfactory to Agent and Requisite Lenders.

5.4. Material Adverse Effect. There shall have occurred no Material Adverse Effect upon the financial condition, operations, assets, business or properties of the Loan Parties or Silver State since December 31, 2006.

5.5. Silver State Acquisition Documents. On or prior to the Second Amendment Effective Date, each of the Silver State Acquisition Documents shall have been duly authorized by each of the Loan Parties party thereto and executed and delivered by each of the respective parties thereto and shall be in full force and effect and shall not have been amended or modified in any material manner except for such material amendments and modifications, if any, as may be reasonably satisfactory to Agent and the Requisite Lenders. The Silver State Acquisition shall have been, or shall be contemporaneously herewith, consummated substantially in accordance with the Silver State Acquisition Documents and in accordance with all applicable law, except as may have been consented to in writing by Agent. Agent shall have received a complete copy of the fully executed Silver State Acquisition Documents, certified by the Borrower as being true, complete and correct.

5.6. Approvals. All necessary governmental and third party approvals and/or consents in connection with the Silver State Acquisition and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of the Silver State Acquisition, in each case as of the Second Amendment Effective Date. Additionally, there shall not exist any judgment, order, injunction or other restraint pending or notified prohibiting or imposing material adverse conditions upon all or any part of the Silver State Acquisition or the transactions contemplated by this Amendment as of the Second Amendment Effective Date.

5.7. No Defaults. After giving effect to this Amendment, no Event of Default or Default under the Credit Agreement shall have occurred and be continuing.

5.8. Representations and Warranties. After giving effect to this Amendment, the representations and warranties of the Loan Parties contained in this Amendment, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects as of the Second Amendment Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

5.9. Payment of Fees. The Borrower shall have paid (i) to Agent for its own account all fees payable on the Second Amendment Effective Date and specified by that certain fee letter between the Borrower and Agent as of the date hereof and (ii) shall have paid to Agent on behalf of each Lender who executes this Amendment on or prior to October 15, 2007 an amendment fee in an amount equal to 25 bps times the sum of such Lender’s Revolving Commitment as of the Second Amendment Effective Date and the principal amount of such Lender’s Term Loans outstanding on the Second Amendment Effective Date, in each case prior to giving effect to the Second Amendment.

5.10. Secretary’s Certificate. Agent shall have received from each Loan Party a certificate signed by the secretary or an assistant secretary of such Loan Party, dated as of the Second Amendment Effective Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document and any certificate or other document or instrument to be delivered pursuant hereto by or on behalf of such Loan Party, together with evidence of the incumbency of such Secretary or Assistant Secretary, as the case may be and certifying that there have been no changes to (i) the resolutions of such Loan Party authorizing and approving, among other things, the execution and delivery of the Loan Documents and (ii) the organizational documents of such Loan Party in each case since the Closing Date.

5.11. Resolutions. Agent shall have received a copy of the resolutions (in form and substance reasonably satisfactory to Agent) adopted by the Board of Directors of each Loan Party, authorizing or relating to the execution, delivery and performance of this Amendment and the Silver State Acquisition Documents and the other documents and instruments provided for therein and the consummation of the transactions contemplated hereby and thereby.

5.12. Good Standing Certificates. Agent shall have received good standing certificates for each Loan Party from their respective jurisdictions of incorporation or organization.

5.13. Fees. Borrower shall have paid all reasonable and documented costs, fees and expenses (including, without limitation, reasonable legal fees and expenses of Winston & Strawn LLP) of Agent.

5.14. Opinions of Counsel. Agent shall have received opinions of counsel for each Loan Party, including local counsel reasonably requested by the Agent.

5.15. Other Matters. Agent shall have received such other instruments and documents as Agent or the Requisite Lenders may reasonably request in connection with the execution of this Amendment, and all such instruments and documents shall be reasonably satisfactory in form and substance to Agent.

Section 6. Miscellaneous.

6.1. Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.

6.2. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of the executed counterpart of this Amendment by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart to this Amendment.

6.3. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

6.4. Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

6.5. Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

6.6. References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. Reference in any of this Amendment, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.

Section 7. Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

[signature pages follow]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first above written.

ADDUS HEALTHCARE, INC.

By:	/s/ W. Andrew Wright
Name:	W. Andrew Wright
Title:	President & CEO

ADDUS HOLDING CORPORATION

By:	/s/ W. Andrew Wright
Name:	W. Andrew Wright
Title:	President & CEO

ADDUS MANAGEMENT CORPORATION

By:	/s/ W. Andrew Wright
Name:	W. Andrew Wright
Title:	President & CEO

LOWELL HOME HEALTH AGENCY, INC.

By:	/s/ W. Andrew Wright
Name:	W. Andrew Wright
Title:	President & CEO

LITTLE ROCK HOME HEALTH AGENCY, INC.

By:	/s/ W. Andrew Wright
Name:	W. Andrew Wright
Title:	President & CEO

FORT SMITH HOME HEALTH AGENCY, INC.

By:	/s/ W. Andrew Wright
Name:	W. Andrew Wright
Title:	President & CEO

BENEFITS ASSURANCE CO., INC.

By:	/s/ W. Andrew Wright
Name:	W. Andrew Wright
Title:	President & CEO

PHC ACQUISITION CORPORATION

By:	/s/ W. Andrew Wright
Name:	W. Andrew Wright
Title:	President & CEO

PROFESSIONAL RELIABLE NURSING SERVICE, INC.

By:	/s/ W. Andrew Wright
Name:	W. Andrew Wright
Title:	President & CEO

FREEPORT FINANCIAL LLC, as Agent

By:	/s/ Chad Blakeman
Title:	Sr. Managing Director

FREEPORT LOAN FUND LLC, as a Lender

By:	/s/ Chad Blakeman
Title:	Sr. Managing Director

FREEPORT OFFSHORE LOAN FUND LLC, as a Lender

By:	/s/ Chad Blakeman
Title:	Sr. Managing Director

FREEPORT LOAN TRUST 2006-1, as a Lender

By:	/s/ Chad Blakeman
Title:	Sr. Managing Director

FIFTH THIRD BANK, CHICAGO
(A Michigan Banking Company)

By:	/s/ Michael E. May
Name:	Michael E. May
Title:	Vice President

CF BLACKBURN LLC

By:	/s/ Dennis M. Hansen
Name:	Dennis M. Hansen
Title:	Vice President

EXHIBIT A

OFFICER’S CERTIFICATE

Reference is made to that certain Consent and Second Amendment to Credit Agreement, dated as of October 15, 2007 (the “Second Amendment”; capitalized terms used herein and not otherwise defined shall have the meanings specified thereto in that certain Credit Agreement dated as of September 19, 2006 among the Loan Parties party thereto, the Agent and the Lenders party thereto (as amended by that certain Consent and First Amendment to Credit Agreement dated as of July 29, 2007 and as further amended, restated or otherwise modified from time to time including by the Second Amendment, the “Credit Agreement”), among the Borrower, certain other parties, the financial institutions party thereto and Freeport Financial LLC, as Agent. The undersigned hereby certifies that [s]he is the duly authorized and elected              of the Borrower and that, as of the date hereof:

1.	As of the Second Amendment Effective Date, after giving effect to the payment of all related costs and expenses incurred in connection with the Silver State Acquisition and the Second Amendment, (a) the Leverage Ratio does not exceed 3.90 to 1.00, (b) not more than $6,500,000 in the aggregate of Revolving Loans and Letter of Credit Obligations are outstanding and (c) Borrowing Availability is at least $6,000,000.

2.	No Material Adverse Effect has occurred upon the financial condition, operations, assets, business or properties of the Loan Parties or Silver State since December 31, 2006.

3.	After giving effect to the Second Amendment, no Event of Default or Default under the Credit Agreement has occurred or is continuing.

4.	After giving effect to the Second Amendment, the representations and warranties of the Loan Parties contained in the Second Amendment, the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the Second Amendment Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty was true and correct in all material respects as of such earlier date.

5.	The Loan Parties have consummated the Silver State Acquisition concurrently with the Second Amendment substantially in accordance with the Silver State Acquisition Documents and in accordance with all applicable law, except as may have been consented to in writing by Agent.

6.	Attached hereto are true, complete and correct copies of the fully executed Silver State Acquisition Documents.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, I have hereunto set my hand this              day of October, 2007.

ADDUS HEALTHCARE, INC.

By:
Name:
Title:

EXHIBIT B

CONSENT AND REAFFIRMATION

Each of the undersigned (“Loan Parties”) hereby (i) acknowledges receipt of a copy of the Consent and Second Amendment to Credit Agreement dated as of October 15, 2007 (the “Second Amendment”); (ii) consents to the execution and delivery thereof by the other Loan Parties; (iii) agrees to be bound thereby; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of the Loan Parties to Agent and Lenders (the “Guarantee”) and (v) reaffirms that the Guarantee and the other Collateral Documents executed by such Person are and shall continue to remain in full force and effect. Although each of the Loan Parties has been informed of the matters set forth herein and in the Second Amendment and has acknowledged and agreed to same, such Loan Parties understand that Agent and Lenders have no obligation to inform any of the Loan Parties of such matters in the future or to seek any of the Loan Parties’ acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.

This Consent and Reaffirmation shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to principles of conflicts of law.

In witness whereof, each of the undersigned has executed this Consent and Reaffirmation on and as of the date of such Second Amendment.

ADDUS HEALTHCARE, INC.

By:
Name:
Title:

ADDUS HOLDING CORPORATION

By:
Name:
Title:

ADDUS HEALTHCARE (NEVADA), INC.

By:
Name:
Title:

ADDUS MANAGEMENT CORPORATION

By:
Name:
Title:

LOWELL HOME HEALTH AGENCY, INC.

By:
Name:
Title:

LITTLE ROCK HOME HEALTH AGENCY, INC.

By:
Name:
Title:

FORT SMITH HOME HEALTH AGENCY, INC.

By:
Name:
Title:

BENEFITS ASSURANCE CO., INC.

By:
Name:
Title:

PHC ACQUISITION CORPORATION

By:
Name:
Title:

PROFESSIONAL RELIABLE NURSING SERVICE, INC.

By:
Name:
Title:

ADDUS HEALTHCARE (NEW JERSEY), INC.

By:
Name:
Title:

ANNEX A

SECOND AMENDMENT AND DELAYED DRAW COMMITMENTS

PRO RATA SHARES AND COMMITMENT AMOUNTS

	SECOND AMENDMENT TERM LOAN COMMITMENT		DELAYED DRAW TERM LOAN COMMITMENT
	$	%	$	%
Lender
Freeport Loan Fund LLC	1,714,285.71	34.2857143	4,285,714.29	34.2857143
Residential Funding Corporation	-0-	-0-	-0-	-0-
Fifth Third Bank (Chicago)	3,285,714.29	65.7142857	8,214,285.71	65.7142857

Totals	$5,000,000	100%	$12,500,000	100%

ANNEX B

The scheduled installments set forth in Section 2.1(a) of the Credit Agreement shall be increased by the following amounts for each $500,000 of Delayed Draw Term Loans funded after the Second Amendment Effective Date:

Term Loan

Date	Scheduled Installment
December 31, 2007	$5,000
March 31, 2008	$5,000
June 30, 2008	$5,000
September 30, 2008	$5,000
December 31, 2008	$7,500
March 31, 2009	$7,500
June 30, 2009	$7,500
September 30, 2009	$7,500
December 31, 2009	$10,000
March 31, 2010	$10,000
June 30, 2010	$10,000
September 30, 2010	$10,000
December 31, 2010	$12,500
March 31, 2011	$12,500
June 30, 2011	$12,500
September 19, 2011	$372,500 or remaining principal balance

ANNEX C

REVISED ANNEX A TO CREDIT AGREEMENT

ANNEX A

to

CREDIT AGREEMENT

PRO RATA SHARES AND COMMITMENT AMOUNTS

	REVOLVER		ORIGINAL TERM LOAN
	$	%	$	%
Lender
Freeport Loan Fund LLC	5,978,260.87	34.1614907	21,521,739.14	47.8260870
Residential Funding Corporation	3,260,869.56	18.6335404	11,739,130.43	26.0869565
Fifth Third Bank (Chicago)	8,260,869.57	47.2049689	11,739,130.43	26.0869565

Totals	$17,500,000.00	100.00%	$45,000,000.00	100.00%